Execution Copy

Exhibit 10.15

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING ARE NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

US $332,000

Janaury 27, 2012

FOR VALUE RECEIVED, Health Enhancement Products, Inc., a Nevada corporation (the “Company”), having an address of 7740 E. Evans Road, Scottsdale, Arizona 85260, hereby promises to pay, pursuant to the provisions of this Subordinated Convertible Promissory Note (the “Note”), to the order of The Venture Group, LLC (the “Holder”), at the offices of Holder at 1122 Kenilworth Drive, Suite 100, Towson, Maryland 21204 or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of FIVE HUNRED THOUSAND U.S. Dollars ($500,000) (the “Principal”) together with accrued and unpaid interest, upon the terms and conditions hereinafter set forth.

1.

Payment Terms.  The Company promises to pay to Holder the Final Payment Amount (as hereinafter defined) on the date which occurs two (2) years from the date of execution and delivery of this Note (the “Maturity Date”) .  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.  “Final Payment Amount” means an amount equal to the sum of the total unpaid Principal plus any accrued and unpaid interest.

2.

Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of eleven percent (11%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable on the first anniversary hereof and then on the Maturity Date or the Company Redemption Date (as hereinafter defined), as the case may be, in each case in accordance with the terms and conditions of this Note.  Interest may be paid, at the option of the Company, in cash or in shares of common stock at a rate equal to the Conversion Rate (as defined below).  If the Maturity Date or the Company Redemption Date is on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.

Conversion or Redemption of this Note.

(a)

Conversion at Option of Holder.  This Note may, at the sole option of Holder, at any time and from time to time this Note remains outstanding be, in whole or in part, (i) converted into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), by written notice from Holder to the Company (the “Conversion Notice”).  The date of conversion is referred to as the “Conversion Date”. In the event Holder’s Conversion Notice to convert this Note, in whole or in part, into Common Stock, the number of shares of Common Stock to which Holder shall be entitled upon such conversion (the “Conversion Shares“) shall be equal to the amount of principal the Holder elects to convert divided by  twelve cents ($.12) (the “Conversion Price”)  .

(b)

Redemption.

The Company may, at its sole option, effect a redemption of this Note at any time during the term hereof, but not before August 31, 2012 and subject to the terms of the Intercreditor Agreement among Holder and HEP Investments, LLC (the “Intercreditor Agreement”), upon 30 days prior written notice to Holder, by paying, in immediately available funds (and at the option of the Company shares of stock for accrued interest), an amount to Holder equal to the Final Payment Amount, plus an additional five (5%) percent of the outstanding principal amount. The date of any such redemption is referred to herein as the “Company Redemption Date.”

(c)

Automatic Conversion. This Note and the other Series A Notes shall automatically be converted into shares of Common Stock, at the applicable Conversion Price, upon the closing of a secondary offering by the Company of $25,000,000 or more.

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(d)

Adjustments. The number of Shares issuable upon the conversion of this Note is subject to adjustment from time to time upon the occurrence of any of the events enumerated in Section 6 of that certain Warrant issued to Holder in connection with this Note:

(e)

No Fractional Shares.  The number of Conversion Shares resulting from a conversion of this Note pursuant to Section 3(a) above shall be rounded up to the next higher integral share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.

Priority of Note.  The indebtedness evidenced hereby is subordinate to the Senior Secured Convertible Note issued to HEP Investments, LLC as more fully identified in the Intercreditor Agreement. The indebtedness evidenced hereby ranks senior in right of payment to any unsecured convertible debt securities issued by the Company and to all classes and series of the Company’s capital stock.

5.

Preference.    Except upon the prior written consent of Holder and as set forth in the Intercreditor Agreement, this Note must be converted in the Final Payment Amount or the Final Payment Amount must be paid in full before any other unsecured notes (excluding accounts payable) can be paid in cash by the Company.

6.

Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(a)

The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)

This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, (ii) such enforceability is limited by the Interecreditor Agreement  and (iii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.

Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital and other general corporate purposes.

8.

No Waiver in Certain Circumstances.  No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9.

Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

10.

No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

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11.

Security Interest.  The Company’s obligations under this Note are secured by a grant of a security interest to Holder in all tangible and intangible assets of Company, it being understood that the security interest is subordinate in all respects to the security interest granted to HEP Investments, LLC as set forth in the Intercreditor Agreement (the “Collateral”). In the event Company fails to perform any of its repayment obligations under this Note, and such default is continuing for a period of 10 business days after written notice from Holder to the Company (“Default”), subject to the Intercreditor Agreement, Holder may accelerate repayment of the Principal plus any accrued interest and exercise, without further notice, all rights and remedies under this Note or enforce any rights otherwise available.  In the case of such Default, Holder shall give the Company not less than 60 business days prior written notice of its intended disposition of the Collateral; provided, however, if Company cures such Default prior to expiration of such notice period, Default will be not deemed to have occurred and Holder shall have no rights to accelerate repayment or enforce the Collateral.  For the purpose of enforcing any and all rights and remedies under this Agreement, Holder may, to the extent permitted by applicable law, subject to the Interecreditor Agreement (i) require the Company to, upon Holder’s reasonable request, assemble all or any part of the Collateral as directed by the Holder and make it available to Holder during normal business hours at the Company’s headquarters, (ii) enter, without breach of the peace, any premises where any such Collateral is or may be located and, reasonably seize and remove such Collateral from such premises, (iii) direct the Company to reasonably provide relevant information from the Company’s books and records relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer the Collateral, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Holder deems reasonably appropriate.  Notwithstanding anything to the contrary herein, the security interest granted under the Security Agreement of even date is expressly limited to the Final Payment Amount outstanding under this Note and Holder shall exercise the foregoing rights in such a fashion so as to minimize disruption to Company and its business operations and only to the extent necessary to recover such unpaid Final Payment Amount.  Holder and the Company shall work in good faith to effectuate the intent of the previous sentence.  The security interest provided hereby shall expire upon the payment in full of the Final Payment Amount or the Conversion Date of all sums constituting the Final Payment Amount. Holder will execute any documents or instruments the Company may reasonably request to evidence such expiration.  By acceptance of this Note (i) Holder and any subsequent holder of this Note acknowledges and agrees that the Company may issue other convertible debt securities, and in connection therewith, grant security interests in the Collateral which may be subordinate to or pari passu with the security interest granted hereby, (ii) Holder hereby consents to the grant by the Company of such security interests, and (iii) Holder shall perform, from time to time, such acts, and shall execute, acknowledge and/or deliver such other instruments, documents and agreements as the Company reasonably may request in order to consummate the transactions provided for in this Note.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE SECURED PARTY ACKNOWLEDGES AND AGREES THAT THE SECURITY INTEREST GRANTED TO IT HEREUNDER IS SUBORDINATE IN ALL RESPECTS TO THE SECURITY INTEREST GRANTED TO HEP IN THE SECURITY AGREEMENTS DELIVERED BY GRANTOR TO HEP (“HEP SECURITY AGREEMENTS”), AND THAT ALL RIGHTS GRANTED TO THE SECURED PARTY ARE SUBJECT TO THE SECURITY INTEREST GRANTED TO HEP AND TO THE INTERECREDITOR AGREEMENT.

12.

Lock-up.  In the event of a secondary offering of Common Stock by the Company, Holder agrees to sign a customary lock up agreement in connection therewith unless the Holder’s representative exempts the Holder’s shares of Common Stock from such lock up agreements.

13.

Reserved.

14.

Legal Fees.   The Company has reimbursed Holder for the costs incurred by Holder’s legal counsel in preparing this Note and all documents executed in connection with this Note in the amount of $10,000.

15.

Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company, subject to compliance with applicable securities laws.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consent to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

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16.

Entire Agreement.

This Subordinated Convertible Note, together with the Subscription Agreement , the Security Agreement and the Termination Agreement and Mutual General Release, and the Intercreditor Agreement all of even date (collectively “Loan Documents”), as executed by the parties constitute the entire agreement between the parties thereto with respect to the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the Loan Documents supersede any and all documents executed by the parties prior to the date hereof, including without limitation the Term Sheet dated January 11, 2012.

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Execution Copy

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Health Enhancements Products, Inc.

/s/ Philip Rice

By: Philip M. Rice, II, CFO

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